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                                                                   EXHIBIT 10.11


                                PROMISSORY NOTE


$18,596,944.00(U.S.)                                  BELLEVUE, WASHINGTON
                                                            MARCH 14, 1995




     FOR VALUE RECEIVED, the undersigned PAUL G. ALLEN promises to pay ON DEMAND, in whole or in part, to the order of ASYMETRIX CORPORATION, at 110/110/th/ Ave. N.E., Bellevue, Washington, or at such other place as the holder of this Note may designate in writing, the sum of EIGHTEEN MILLION FIVE HUNDRED NINETY-SIX THOUSAND NINE HUNDRED FORTY-FOUR AND NO/100 DOLLARS ($18,596,944.00), in lawful money of the United States, with interest thereon from the date of this Note until paid at the rate of eight percent (8%) per annum, compounded monthly as of the first day of each calendar month. This Note is given by the undersigned in consideration of the issuance of shares of capital stock of Asymetrix Corporation.

     This Note may be prepaid in whole or in part at any time without penalty. Payments shall be applied: first, to the payment of accrued interest; and second, to the reduction of principal of this Note.

     If default is made in payment of any installment of this Note when due, then, at the option of holder, the entire debt hereby evidenced, including all accrued but unpaid interest, shall immediately become due and payable and shall thereafter bear interest at the rate of ten percent (10%) per annum. Failure to exercise this option shall not waive the right to exercise the same in the event of any subsequent default.

     Every person or entity at any time liable for the payment of the debt hereby evidenced waives presentment for payment, demand and notice nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the debt hereby evidenced at any time and from time to time at the request of anyone now or hereafter liable therefor.
Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.

     This Note is made with reference to and is to be construed in accordance with the laws of the state of Washington.


                              /s/ Paul G. Allen
                              _________________________________________
                              Paul G. Allen